Exhibit 99.1

PLX TECHNOLOGY, INC. REPORTS FOURTH QUARTER,
FISCAL YEAR 2011 FINANCIAL RESULTS

Q4 Highlights
•	Reduced Operational Costs
•	Improved Gross Margins to 59 Percent, from 56 Percent
•	Increased Cash, Reduced Liabilities from Prior Quarter
•	10GBase-T PHY Listed as EDN’s Prestigious “Hot 100” Products

2011 Highlights
•	Multiple Quarters of Record Revenue Achieved
•	Grew PCIe Revenue by 14 Percent
•	Released Five New PCIe Gen3 Products, Family now Totals 11
•	Third-Generation 40nm 10GBase-T PHYs in Full Production

SUNNYVALE, Calif., Jan. 23, 2012 -- PLX Technology, Inc. (NASDAQ: PLXT), a leading global supplier of software-enriched, high-speed connectivity silicon for the enterprise data center, today announced fourth quarter revenues of $25.9 million and a GAAP net loss of $4.4 million, or $0.10 per share (diluted).  For 2011, the company reported revenue of $115.8 million and a net loss of $23.8 million or $0.53 per share (diluted).

“We did not achieve our forecasted results during the fourth quarter due to weaker than expected demand for our connectivity products, as well as the negative impact to our consumer storage business from the flooding in Thailand,” said Ralph Schmitt, PLX® president and CEO.  “However, we executed well in meeting our operational expense objectives and drove  to higher gross margins in the quarter.  Further, we dramatically reduced our inventories and improved our cash position.”

Non-GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results			Year to Date
	Q4 2011	Q4 2010	Q3 2011	2011	2010
Net revenues	$25.9	$27.8	$31.1	$115.8	$116.6
Operating expense	$17.7	$19.0	$17.9	$74.3	$60.9
Operating income (loss)	$(2.3)	$(2.6)	$(0.3)	$(8.1)	$7.2
Net income (loss)	$(2.3)	$(1.1)	$(0.4)	$(8.4)	$6.8
Earnings (loss) per share (diluted)	$(0.06)	$(0.02)	$(0.00)	$(0.19)	$0.18

The above non-GAAP financial information (other than net revenues, which are presented on a GAAP basis) excludes share-based compensation, acquisition, restructuring and impairment charges, and amortization of acquired intangibles.  See “Use of Non-GAAP Financial Information” below.

GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results			Year to Date
	Q4 2011	Q4 2010	Q3 2011	2011	2010
Net revenues	$25.9	$27.8	$31.1	$115.8	$116.6
Operating expense	$19.8	$25.4	$21.7	$89.6	$71.0
Operating income (loss)	$(4.5)	$(9.1)	$(4.1)	$(23.5)	$(2.9)
Net income (loss)	$(4.4)	$(7.6)	$(4.2)	$(23.8)	$(3.3)
Earnings (loss) per share (diluted)	$(0.10)	$(0.17)	$(0.09)	$(0.53)	$(0.08)

“Throughout 2011, the company successfully increased its market position in its focus areas of high-speed interconnect by achieving record revenues and key design wins with PCI Express and networking products,” said Schmitt.  “We continue to demonstrate a deep commitment to our focus on enterprise data center opportunities with the divesture of our consumer storage team.  We anticipate that the long-awaited rollout of Intel’s Romley platform this year will be a strong driver for these opportunities.

“As we look ahead to 2012, we expect healthy growth in the area of solid-state storage solutions using our PCI Express Gen3 silicon and we plan to announce products that enable the wider-spread use of PCI Express as a cloud fabric that will drive our ability to deliver both board and system solutions to customers building the most advanced data center networks.  We are at the heart of some very positive growth vectors in the enterprise market that are likely to provide exciting opportunities for our growth in the coming year.”

PCI Express Year in Review
“As an early innovator of PCI Express Gen3 switches, we have been able to capture a significant amount of design wins globally,” said Schmitt.  “Customers have already announced products in storage-, server- and graphics-based solutions that need this significantly higher bandwidth.”

PLX expanded its ExpressLane™ PCI Express (PCIe) Gen3 switch family to 11 products, with five new high-performance, feature-packed devices compliant with the PCI Express Gen3 r1.0 Specification.  The new switches blend valuable innovation and high port counts to enable new, more powerful designs in server, storage and communications platforms.  With the debut of these five new switches, PLX now offers Gen3 devices ranging from 12 to 48 lanes, and three to 18 ports with many more key configurations in development.

Although the main focus for PCIe is the data center, PLX expanded its market share by offering two new low-cost PCI Express Gen 2 switches in the world’s smallest packaging, including the industry’s only three-lane switch and a new four-lane device, both of which feature very low power requirements.  These new devices are ideal for energy-sensitive, form-factor-restrictive, cost-conscious markets, including digital televisions, set-top boxes, home gateways, security systems, cable modems, DVRs, multi-function printers, digital media servers, video surveillance, and numerous other control plane and embedded applications.

Avago and PLX teamed up to highlight high-performance PCIe over fiber optics with speeds of 64Gbps.  The collaboration uses Avago optical modules and PLX Gen3 switch technology to demonstrate PCIe extending beyond its dominant role within the box, to an optical cabled box-to-box solution.  This effort is paving the road to next-generation data center applications in which lower latency and cost, extended cabling distances and I/O conversion minimization create simpler architectures for cleaner PCIe end-to-end environments, such as those using PCIe as a fabric for clustering servers.

Marvell and PLX paired-up to showcase PCI-enabled solid-state disks (SSDs), where together the companies achieved aggregate performance of four SSD cards reaching an astounding 2.5 million IOPs.  This milestone represents enterprise-ready ultra-performance storage solutions – based on the PCIe standard, and each company’s unique technologies – industry-wide adoption is well underway.  Also, several industry leaders have joined PLX to drive deployment of the PCIe-based non-volatile memory (NVM) standard, where PLX SSD-optimized PCIe switches are being widely used to service cloud- and data center-based applications.

PLX announced several key partnerships tied to its PCIe portfolio, including industry-leader HP, which selected two configurations of PLX PCIe switches due to the devices’ industry-unique x16-lane support for enabling the high-performance CPU-GPU flexible scale-out in HP’s latest ProLiant SL390s G7 4U server platform.

PCIe expanded into new markets when PLX announced its collaboration with Texas Instruments (TI) on a solution encompassing TI’s digital signal processors (DSPs) enabled by PCIe standards.  This resulted in Advantech choosing PLX PCIe switches for connectivity based on TI’s DSPs.  PCIe-enabled DSPs allow cross-functionality into multiple new market segments including wireless infrastructure communications, DSP farms, digital media, test and measurement, medical imaging and industrial automation.

Additional key market breakthroughs using PLX’s PCIe technology include Altera, which successfully showed interoperability with its 28nm FPGA and PLX Gen3 switches; ASRock, which chose PLX for its flagship X79, Gen3-ready graphics platform; and ATTO, which announced the industry’s first PCIe Gen3-enabled host bus adapters.

NEC Corporation named PLX a First Tier Preferred Supplier, citing PLX’s commitment to superior service and technical support, combined with its unmatched leadership in PCIe technology, for the award.

PLX announced the industry’s first USB 3.0 general-purpose peripheral controllers that connects to PCIe Gen2, thus bridging another industry-dominant I/O and matching the high-performance 5Gbps bus speeds experts predict will be required by most consumer-electronics and industrial designs for the next five to ten years.  The new USB338x family targets a broad array of applications that include tablets, mobile PCs, printers, projectors, embedded systems, graphics/video adapters, TV Tuners, and the new Thunderbolt adapters.

10 Gigabit Ethernet Year in Review
“The latest PLX TeraPHY® family of 10GBase-T products brings to market several unique features and attributes requested by multiple tier-one customers, and the devices are currently being designed into several networking platforms with some key customers having already announced products,” said Schmitt.  “The demand for 10GBase-T technology is building as newer solutions on the market are delivering lower power capabilities at a reduced cost.  At the same time, performance requirements in the data center continue to grow, making this technology increasingly compelling to equipment manufacturers.”

PLX expanded its TeraPHY 10GBase-T physical layer (PHY) family with three new single-, dual- and quad-port integrated transceivers, which offer lower power, lower cost and several powerful features including enhanced Energy Efficient Ethernet (eEEE), Media Access Control Security (MACsec), and smaller 25mm square packaging.  Designed on a 40-nanometer lithography node, these devices represent the fourth generation of PLX 10GBase-T PHYs, and its second generation in 40nm.  During the third quarter, PLX released its third-generation PHY family into full production.

Low power dissipation is crucial in today’s data centers and PLX’s upgraded TN8000 PHY devices require only two watts for 10-meter distances over standard copper cabling, which is a popular networking length.  PLX TeraPHY products automatically determine the length of a cable and only use the necessary power to reach that distance.  If long reach is needed, the TeraPHY family is capable of 10Gbps operation at distances in excess of 120 meters on standard Category 6A cabling.

The influential EDN magazine has awarded the PLX TeraPHY TN8022 dual-port 10GBase-T PHY device a “Hot 100” product of 2011 from among thousands of candidates.  EDN editors noted the TN8022’s breakthrough performance and power achievements based on unique advancements, such as built-in noise and interference mitigation, robust DSP algorithm, and ultra-low power capabilities that feature a 50 percent reduction in power dissipation for typical long-term traffic patterns.

EDN’s assessment of the TN8022 was elevated when PLX announced it had successfully demonstrated the PHY in 10Gbps Ethernet data and electrical transfer, in full compliance with the IEEE 802.3an standard, over a distance of 300 meters using typical, widely installed Category 6A unshielded twisted pair copper cable.  The unique networking demonstration, enabled by PLX-designed Power-over-Ethernet (PoE) repeaters, utilizes a TN8022 dual-port 10GBase-T PHY transceiver.  This breakthrough distance achievement with low-cost Ethernet cabling brings new capabilities to IT managers seeking high-performance networking between multiple server rooms, which, for example, may be located on different floors of a high-rise building or in a campus environment.

With the market’s broadest 10GBase-T PHY portfolio in production, followed by next-generation 28nm products already in development, PLX is well positioned to support this market as it rapidly develops in 2012 and beyond.

Business Outlook
The following statements are based on current expectations.  The company does not intend to update, confirm or change this guidance until its first quarter 2012 earnings release, although it may provide additional details regarding its guidance during today’s scheduled conference call.

•	Net revenues for the first quarter ending March 31, 2012, are expected to be between $25 million and $29 million
•	Gross margins are expected to be approximately 58 percent
•
Operating expenses are expected to be approximately $24.4 million.  Included in operating expenses are share-based compensation and acquisition-related amortization charges of approximately $5.8 million

Conference Call
PLX management plans to conduct a conference call and webcast today at 2:00 p.m. (PST) to discuss its fourth quarter and fiscal year 2011 financial results, as well as its first quarter 2012 outlook.  A live webcast of the conference call will be available through the Investor Relations section of the PLX website at www.plxtech.com/investors, which also can be heard live via telephone at (866) 713-8564, using access code 12821172.  International callers may dial +1 (617) 597-5312.  For the live webcast, listeners should go to the PLX Website at least 15 minutes before the event starts to download and install any necessary software.

A recorded replay of this webcast will be available on the PLX Website beginning 5:00 p.m. (PST) on January 23, 2012, through 11:59 p.m. (PST) on January 31, 2012.  To listen to the replay via telephone, call (888) 286-8010 and use access code 47039308.  International callers may dial +1 (617) 801-6888.

About PLX
PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is an industry-leading global provider of semiconductor-based connectivity solutions primarily targeting the enterprise and consumer markets.  The company develops innovative software-enriched silicon that enables product differentiation, reliable interoperability and superior performance.  www.plxtech.com.  Follow PLX on Facebook, Twitter and YouTube.

Use of Non-GAAP Financial Information
To supplement PLX’s financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP net income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses.  These non-GAAP results exclude share-based compensation, including ESOP expenses, acquisition, restructuring and impairment related charges and amortization of acquired intangibles. A reconciliation of the adjustments to GAAP results is included in the tables below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to PLX investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by PLX may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the company’s estimated net revenues, estimated operating expenses and estimated gross margins, which are set forth under the caption “Business Outlook,” and our expectations for data center, cloud services and storage solution markets and the growth in solid-state storage solutions that use our PCI Express Gen3 products and our being well positioned to support the 10GBase-T physical layer (PHY) market.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the company’s products, adverse economic conditions in general or those specifically affecting the company’s markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the company’s customers and unexpected expenses.  Please refer to the documents filed by the company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2010, and PLX’s quarterly reports on Forms 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the company assumes no obligation to update such statements.

PLX and the PLX logo are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.  All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.

Investor Relations contact:
Leslie Green
Green Communications Consulting, LLC (for PLX)
Tel: (650) 312-9060
leslie@greencommunicationsllc.com

Company contact:
Arthur O Whipple, CFO
PLX Technology, Inc.
Tel: (408) 774-9060
investor-relations@plxtech.com

Editorial contact:
Jerry Steach
CommonGround Communications (for PLX)
Tel: (415) 222-9996
jsteach@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31	December 31	September 30	December 31
	2011	2010	2011	2011	2010

Net revenues	$25,889	$27,786	$31,076	$115,789	$116,560
Cost of revenues	10,594	11,450	13,537	49,650	48,460
Gross margin	15,295	16,336	17,539	66,139	68,100

Operating expenses:
Research and development	11,141	12,374	11,661	49,236	35,766
Selling, general and administrative	6,707	6,986	6,856	27,366	26,720
Acquisition and restructuring related costs	(1,397)	3,360	699	2,408	3,870
Amortization of purchased intangible assets	3,306	2,711	2,445	10,639	4,656
Total operating expenses	19,757	25,431	21,661	89,649	71,012

Loss from operations	(4,462)	(9,095)	(4,122)	(23,510)	(2,912)
Interest income (expense) and other, net	61	(52)	(42)	(148)	56

Loss before provision for income taxes	(4,401)	(9,147)	(4,164)	(23,658)	(2,856)
Provision (benefit) for income taxes	33	(1,515)	62	146	433

Net loss	$(4,434)	$(7,632)	$(4,226)	$(23,804)	$(3,289)

Basic net loss per share	$(0.10)	$(0.17)	$(0.09)	$(0.53)	$(0.08)
Shares used to compute basic per share amounts	44,660	44,503	44,537	44,559	38,942
Diluted net loss per share	$(0.10)	$(0.17)	$(0.09)	$(0.53)	$(0.08)
Shares used to compute diluted per share amounts	44,660	44,503	44,537	44,559	38,942

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	December 31	December 31
	2011	2010
ASSETS

Cash and investments	$19,752	$23,579
Accounts receivable, net	11,074	13,555
Inventories	8,896	13,318
Property and equipment, net	12,291	12,554
Goodwill	21,338	21,412
Other intangible assets	20,845	31,484
Other assets	2,622	6,069
Total assets	$96,818	$121,971

LIABILITIES

Accounts payable	$7,134	$8,783
Accrued compensation and benefits	3,586	5,266
Accrued commissions	632	514
Other accrued expenses	2,113	1,803
Short term note payable & capital lease obligations	5,115	6,066
Long term borrowings against line of credit	2,000	-
Long term note payable & capital lease obligations	-	1,731
Total liabilities	20,580	24,163

STOCKHOLDERS' EQUITY

Common stock, par value	45	45
Additional paid-in capital	185,323	183,090
Accumulated other comprehensive loss	(147)	(148)
Accumulated deficit	(108,983)	(85,179)
Total stockholders' equity	76,238	97,808
Total liabilities and stockholders' equity	$96,818	$121,971

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (1)
(Unaudited)
(in thousands, except per share amounts)
(not prepared in accordance with GAAP)

	Three Months Ended			Twelve Months Ended
	December 31	December 31	September 30	December 31
	2011	2010	2011	2011	2010
Net Income (Loss) Reconciliation
GAAP Net Loss	$(4,434)	$(7,632)	$(4,226)	$(23,804)	$(3,289)
Acquisition and restructuring related costs	(1,397)	3,360	699	2,408	3,870
Share-based compensation	211	416	671	2,330	1,611
Amortization of purchased intangible assets	3,306	2,711	2,445	10,639	4,656
Non-GAAP Net Income (Loss)	$(2,314)	$(1,145)	$(411)	$(8,427)	$6,848

Earnings (Loss) Per Share Reconciliation
GAAP Diluted Loss Per Share	$(0.10)	$(0.17)	$(0.09)	$(0.53)	$(0.08)
Effect of acquisition and restructuring related costs	(0.03)	0.08	0.02	0.05	0.10
Effect of share-based compensation	-	0.01	0.02	0.05	0.04
Effect of amortization of purchased intangible assets	0.07	0.06	0.05	0.24	0.12
Non-GAAP Diluted Income (Loss) Per Share	$(0.06)	$(0.02)	$(0.00)	$(0.19)	$0.18

Operating Income (Loss) Reconciliation
GAAP Operating Loss	$(4,462)	$(9,095)	$(4,122)	$(23,510)	$(2,912)
Share-based compensation - COGS	13	8	11	47	33
Share-based compensation - R&D	(60)	251	406	1,085	715
Share-based compensation - SG&A	258	157	254	1,198	863
Acquisition and restructuring related costs	(1,397)	3,360	699	2,408	3,870
Amortization of purchased intangible assets	3,306	2,711	2,445	10,639	4,656
Non-GAAP Operating Income (Loss)	$(2,342)	$(2,608)	$(307)	$(8,133)	$7,225

Operating Expense Reconciliation
GAAP Operating Expenses	$19,757	$25,431	$21,661	$89,649	$71,012
Share-based compensation - R&D	60	(251)	(406)	(1,085)	(715)
Share-based compensation - SG&A	(258)	(157)	(254)	(1,198)	(863)
Acquisition and restructuring related costs	1,397	(3,360)	(699)	(2,408)	(3,870)
Amortization of purchased intangible assets	(3,306)	(2,711)	(2,445)	(10,639)	(4,656)
Non-GAAP Operating Expenses	$17,650	$18,952	$17,857	$74,319	$60,908

1	Refer to " Use of Non-GAAP Financial Information" in the press release for a discussion of management's use of non-GAAP financial measures.

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31	December 31	September 30	December 31
	2011	2010	2011	2011	2010
Net Revenues by Geography
Americas	29%	19%	17%	21%	18%
Asia Pacific	62%	66%	73%	67%	71%
Europe	9%	15%	10%	12%	11%

	Three Months Ended			Twelve Months Ended
	December 31	December 31	September 30	December 31
	2011	2010	2011	2011	2010
Net Revenues by Type
PCI Express Revenue	55%	45%	53%	53%	47%
Storage Revenue	15%	11%	14%	13%	13%
Network PHY Revenue	4%	4%	4%	4%	1%
Connectivity Revenue	26%	40%	29%	30%	39%